Exhibit 99.2

Investor Update - October 14, 2021

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes expected operational and financial information, including operating cost per available seat mile, excluding fuel and other items (CASMex) and cash flow from operations. Our disclosure of CASMex, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expenses per available seat mile. Please see the cautionary statement under “Forward-Looking Information.”

We are providing information about estimated fuel prices. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. Some of these risks include the risks associated with contagious illnesses and contagion, such as COVID-19, general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

AIR GROUP - CONSOLIDATED

Forecast Information
The public health and economic crises resulting from the outbreak of COVID-19 have dramatically impacted demand for air travel and driven significant change to our business operation and performance. From the beginning of these crises, the recovery path has been volatile and difficult to predict. If circumstances no longer support the plans we have established, our expectation for these metrics could change.

We expect to deliver double-digit Q3 pre-tax margins. Changes to our guidance are reflected in the table below, which includes the impact of demand deterioration we experienced during the quarter as a result of the Delta variant surge. Excluded from our expected cash flow from operations is a $100 million pension contribution made in September, which provided us with a one-time favorable tax benefit. This benefit is the primary driver of the change to our expected adjusted tax rate. We expect our CASMex results will be better than our previous expectation, primarily as a result of a slower than expected ramp up in our staffing levels, as well as lower medical benefit costs than anticipated. Fuel prices increased markedly late in the third quarter, driving our expectations for economic fuel cost per gallon above our previous expectation.

The table below provides our expectations for the third quarter.

	Q3 Expectation(a)	Previous Q3 Expectation(c)
Capacity (ASMs) % change versus 2019(a)	Down ~18%	Down ~17% - 18%
Revenue passengers % change versus 2019(a)	Down ~22%	Down ~21% to 23%
Passenger load factor	~80%	~79% to 81%
Total revenue % change versus 2019(a)	Down ~18%	Down 19% to 21%
Cost per ASM excluding fuel and special items % (CASMex) change versus 2019(a)	Up ~9%	Up ~11% to 12%
Cash flow from operations(b)	~($10) million	~$0 million to $50 million
Economic fuel cost per gallon	~$2.05	~$1.98
Non-operating expense	~$12.5 million	~$13 to $15 million
Adjusted Tax Rate	~21%	~24% to 25%
(a)Due to the unusual nature of 2020, all comparisons are versus the third quarter of 2019.
(b)Metric represents our GAAP cash flow, excluding any federal income tax payments, tax refunds, or voluntary pension contributions.
(c)See investor update filed September 2, 2021.